                                                          Exhibit 23.1








                  CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-100345 and No. 333-110318) of American General Finance Corporation of our report dated February 16, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.


/s/  PricewaterhouseCoopers LLP

Chicago, Illinois
March 9, 2004